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                                                                  Exhibit 3.03


                            CERTIFICATE OF AMENDMENT
                                     TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                                 IDT CORPORATION

        (pursuant to Section 242 of the Delaware General Corporation Law)


         IDT Corporation, a Delaware corporation, hereby certifies as follows:

1. The name of the corporation is IDT Corporation (hereinafter the "Corporation").

2. The Corporation's Certificate of Incorporation was initially filed with the Secretary of State of the State of Delaware on December 22, 1995 and a Restated Certificate of Incorporation was filed on February 7, 1996.

3. The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the preamble of Article Fourth thereof and replacing it with the following:

         "FOURTH: The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is two hundred and forty five million (245,000,000) shares, consisting of (a) 100,000,000 shares of common stock, par value $0.0l per share ("Common Stock"), (b) 35,000,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Stock"), (c) 100,000,000 shares of Class B Common Stock, par value $0.01 per share (the "Class B Stock", and collectively, such Common Stock, Class A Stock and Class B Stock are referred to herein as the "Common Shares"), and (d) 10,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock")."

4. The Restated Certificate of Incorporation of the Corporation is hereby further amended by deleting Sections 1(h), 2(a), 2(b), 2(c), 2(d), 2(e)(6) and 2(f) of Article Fourth and replacing them with the following:

         "1. Preferred Stock

                  (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payments of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock, the Class A Stock, the Class B Stock or shares of stock of any other class or any other series of this class;"


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                                                                  Exhibit 3.03



         "2. Common Stock, Class A Stock and Class B Stock

                  (a) General. Except as hereinafter expressly set forth in
         Section 2, and subject to the rights and preferences of the holders of Preferred Stock at any time outstanding, the Class A Stock, Class B Stock and the Common Stock, all of which are classes of common stock, shall have the same rights and privileges and shall rank equally, share ratably and be identical in respects as to all matters, including rights in liquidation.

                  (b) Voting Rights. Except as otherwise provided in this Restated Certificate of Incorporation or as expressly provided by law, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, the Common Shares have exclusive voting rights on all matters requiring a vote of the Corporation.

                  The holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation. The holders of Class A Stock shall be entitled to three votes per share on all matters to be voted on by the stockholders of the Corporation. The holders of Class B Stock shall entitled to one-tenth (1/10) of a vote per share on all matters to be voted on by the stockholders of the Corporation.

         Except as otherwise provided in this Restated Certificate of Incorporation or as required by law, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, the holders of shares of Class A Stock, the holders of shares of Class B Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (c)(1) Dividends and Distributions. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Restated Certificate of Incorporation, as it may be amended from time to time, holders of Class A Stock, holders of Class B Stock and holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, in property or in shares of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor; provided, however, that no cash, property or share dividend or distribution may be declared or paid on the outstanding shares of any of the Class A Stock, the Class B Stock or the Common Stock unless an identical per share dividend or distribution is simultaneously declared and paid on the outstanding shares of the other classes of common stock; provided,


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                                                                  Exhibit 3.03


         further, however, that a dividend of shares may be declared and paid in Class A Stock to holders of Class A Stock, in Class B Stock to holders of Class B Stock and in Common Stock to holders of Common Stock if the number of shares paid per share to holders of Class A Stock, to holders of Class B Stock and to holders of Common Stock shall be the same. If the Corporation shall in any manner subdivide, combine or reclassify the outstanding shares of Class A Stock, Class B Stock or Common Stock, the outstanding shares of the other classes of common stock shall be subdivided, combined or reclassified proportionately in the same manner and on the same basis as the outstanding shares of Class A Stock, Class B Stock or Common Stock, as the case may be, have been subdivided, combined or reclassified.

                  (2) Consideration in Merger and Similar Transactions. The Corporation shall not be a party to a merger, consolidation, binding share exchange, recapitalization, reclassification or similar transaction (whether or not the Corporation is the surviving or resulting entity) (an "Extraordinary Transaction"), unless the per share consideration, if any, that the holders of Common Stock and Class B Stock receive in connection with such Extraordinary Transaction or are entitled to elect to receive in such Extraordinary Transaction is the same as the per share consideration that the holders of the other of such classes of common stock are entitled to receive or elect to receive in connection with the Extraordinary Transaction.

                  (d) Optional Conversion.

                  (1) The shares of Common Stock and Class B Stock are not convertible into or exchangeable for shares of Class A Stock.

                  (2) Each share of Class A Stock may be converted, at any time and at the option of the holder thereof, into one fully paid and nonassessable share of Common Stock.

                  (3) Each share of Class B Stock may be converted, at any time and at the option of the Corporation, into one fully paid nonassessable share of Common Stock provided that all shares of Class B Stock are so converted."

                  "(e) Mandatory Conversion.

                  (6) This Section 2(e) may not be amended without the affirmative vote of holders of the majority of the shares of the Class A Stock, the affirmative vote of holders of the majority of the shares of the Class B Stock and the affirmative vote of holders


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                                                                  Exhibit 3.03

         of the majority of the shares of the Common Stock, each voting separately as a class."

                  "(f) Conversion Procedures.

                  (1) Each conversion of shares pursuant to Section 2(d) hereof will be effected by the surrender of the certificate or certificates, duly endorsed, representing the shares to be converted at the principal office of the transfer agent of the Class A Stock, in the case of conversion pursuant to Section 2(d)(2), or of the Class B Stock, in the case of conversion pursuant to Section 2(d)(3), at any time during normal business hours, together with a written notice by the holder stating the number of shares that such holder desires to convert and the names or name in which he wishes the certificate or certificates for the Common Stock to be issued. Such conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered, and at such time, the rights of any such holder with respect to the converted shares of such holder will cease and the person or persons in whose name or names the certificate or certificates for shares are to be issued upon such conversion will be deemed to have become the holder or holders of record of such shares represented thereby.

                  Promptly after such surrender, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates for the Common Stock issuable upon such conversion and a certificate representing any Class A Stock, in the case of conversion pursuant to Section 2(d)(2) which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion, but which was not converted.

                  (2) The issuance of certificates upon conversion of shares pursuant to Section 2(d) hereto will be made without charge to the holder or holders of such shares for any issuance tax (except stock transfer tax) in respect thereof or other costs incurred by the Corporation in connection therewith.

                  (3) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock or its treasury shares, solely for the purpose of issuance upon the conversion of the Class A Stock and the Class B Stock, such number of shares of Common Stock as may be issued upon conversion of all outstanding Class A Stock and the Class B Stock.



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                                                                  Exhibit 3.03


                  (4) Shares of the Class A Stock and Class B Stock surrendered for conversion as above provided or otherwise acquired by the Corporation shall be canceled according to law and shall not be reissued.

                  (5) All shares of Common Stock which may be issued upon conversion of shares of Class A Stock and Class B Stock will, upon issue, be fully paid and nonassessable."

5. The Restated Certificate of Incorporation of the Corporation is hereby further amended by deleting the first sentence to Article Fifth and replacing it with the following:

         "FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three (3) and not more than seventeen (17) directors, the exact number of which shall be fixed from time to time by the Board of Directors."

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed on its behalf this 3rd day of July, 2000.


                                        IDT CORPORATION



                                        By: /s/ Joyce J. Mason
                                           ---------------------
                                           Name: Joyce J. Mason
                                           Title: Secretary and Senior Vice
                                                  President